STEWART H. BENJAMIN
                        CERTIFIED PUBLIC ACCOUNTANT, P.C.
                              27 SHELTER HILL ROAD
                               PLAINVIEW, NY 11803
                                   ----------
                            TELEPHONE: (516) 933-9781
                            FACSIMILE: (516) 827-1203

                                                                    EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


To the Board of Directors
FoneCash, Inc.

As the independent public accountant, I hereby consent to the incorporation by reference in this registration statement of my report dated November 22, 2000 included in FoneCash, Inc.'s Registration Statement File No. 30536 for the nine months ended September 30, 2000 and to all references to my Firm included in this registration statement.





/s/ STEWART H. BENJAMIN
-------------------------------------
    Stewart H. Benjamin
    Certified Public Accountant, P.C.




Plainview, New York
March 16, 2001